                                                                   Exhibit 10.14

                     FORM OF TRANSFER RESTRICTION AGREEMENT

     This Transfer Restriction Agreement (this "Agreement") is made and entered into as of June __, 2002, by and among Hewitt Associates, Inc., a Delaware corporation (the "Company"), and the Continuing Partners listed on Appendix A
                                                                   ----------
hereto.

                                   WITNESSETH:

     WHEREAS, the Continuing Partners are beneficial owners of shares of Series A Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Stock") and may become beneficial owners of shares of Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Common Stock") and Class C Common Stock, par value $0.01 per share, of the Company (the "Class C Common Stock"); and

     WHEREAS, the Continuing Partners and the Company desire to address herein certain rights and obligations with respect to the disposition of their shares of Preferred Stock, Class B Common Stock and Class C Common Stock.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                          DEFINITIONS AND OTHER MATTERS

     Section 1.1. Definitions. The following words and phrases as used herein shall have the following meanings, except as otherwise expressly provided or unless the context otherwise requires:

     (a) A "beneficial owner" of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

          (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or

          (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security,

but for purposes of this Agreement a person shall not be deemed a beneficial owner of (A) Common Stock solely by virtue of the application of Exchange Act Rule 13d-3(d) or Exchange Act Rule 13d-5 as in effect on the date hereof (B) Common Stock solely by virtue of the possession of the legal right to vote securities under applicable state or other law (such as by proxy or power of attorney) or (C) Common Stock held of record by a "private foundation" subject to the requirements of Section 509 of the Code. "Beneficially own" and "beneficial ownership" shall have correlative meanings.

       (b) "Class A Common Stock" shall mean the Class A Common Stock, par value $0.01 per share, of the Company.

       (c) "Class C Covered Shares" shall mean Covered Shares which consist of
(i) Class C Common Stock or (ii) Preferred Stock in respect of which shares of Class C Common Stock would be issued upon exercise of the put and call rights of such Preferred Stock.

       (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder.

       (e) "Common Stock" shall mean the Class A Common Stock, Class B Common Stock and Class C Common Stock.

       (f) "Continuing Partners" shall mean those persons from time to time listed on Appendix A hereto, and all persons who may become parties to this Agreement and whose name are required to be listed on Appendix A hereto, in each
                                                      ----------
case in accordance with the terms hereof.

       (g) A Continuing Partner's "Covered Shares" shall mean (i) any shares of Preferred Stock issued to the Continuing Partner upon closing of the transactions contemplated by the Business Amalgamation Agreement by and among the Company, Hewitt Holdings LLC and the Continuing Partners (the "Business Amalgamation Agreement), and (ii) any shares of Common Stock issued upon exercise of the put and call rights of the Preferred Stock. "Covered Shares" shall also include the securities that are defined to be "Covered Shares" in
Section 3.3.

       (h) "Employee Continuing Partner" shall mean a Continuing Partner who is employed by the Company or its Subsidiary at the time in question.

       (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       (j) A reference to an "Exchange Act Rule" shall mean such rule or regulation of the Securities and Exchange Commission under the Exchange Act, as in effect from time to time or as replaced by a successor rule thereto.

       (k) "IPO Date" shall mean date on which the Company consummates the first public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (other than on Form S-4 or S-8 or their equivalents or any successor form thereto) covering the offer and sale by the Company of its shares of Class A Common Stock.

       (l) A "person" shall include, as applicable, any individual, estate, trust, corporation, partnership, limited liability company, unlimited liability company, foundation, association or other entity.

     (m) Sole Beneficial Owner" shall mean a person who is the beneficial owner of Covered Shares, who does not share beneficial ownership of such Covered Shares with any other person (other than pursuant to the Certificate of Incorporation of the Company or applicable community property laws) and who is the only person (other than pursuant to applicable community property laws) with a direct economic interest in the Covered Shares.

     (n) "Stockholders' Committee" shall mean the Stockholders' Committee established pursuant to the Certificate of Incorporation of the Company.

     (o) "Subsidiary" shall mean any person in which the Company owns, directly or indirectly, a majority of the equity economic or voting ownership interest.

     (p) "Transfer" shall mean any sale, transfer, pledge, hypothecation or other disposition, whether direct or indirect, whether or not for value, including any short sale; provided, that a "Transfer" shall not include the
                          --------
purchase of a put option after the fifth (5th) trading day following the twenty-fifth (25th) day after the IPO Date to sell Covered Shares at the time such shares are free from the Transfer Restrictions.

     (q) "Transfer Restrictions" shall mean the restrictions on Transfer set forth in Section 2.1 and Section 2.2.

     Section 1.2. Gender. For the purposes of this Agreement, the words "he," "his" or "himself" shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

                                   ARTICLE II

                        LIMITATIONS ON TRANSFER OF SHARES

     Section 2.1. Restrictions on Transfer.

     (a) Each Continuing Partner agrees that such Continuing Partner shall not Transfer any Covered Shares beneficially owned by such Continuing Partner prior to the third anniversary of the IPO Date (which period may be extended at the option of the Company for an additional six months if the Company consummates a secondary offering of its Class A Common Stock on or about the third anniversary of the IPO Date); provided, that the Company may waive such restrictions on
                  --------
Transfer to allow the Continuing Partners to participate in organized secondary offerings of Class A Common Stock by the Company.

     (b) The Company currently expects to make organized secondary offerings of Class A Common Stock on or about each of the first, second and (possibly) third anniversaries of the IPO Date to facilitate sales of such shares by the Continuing Partners and the owners of Hewitt Holdings LLC (the "Hewitt Owners"). The number of Covered Shares which can be sold by the Continuing Partners pursuant to Section 2.1(a) in each of such organized secondary offerings is currently expected to be approximately twelve percent (12%) of the Covered Shares. Notwithstanding the foregoing, the Company shall not be obligated to make any secondary offering of its securities on behalf of its stockholders or to include any of its stockholders as selling stockholders in offerings on behalf of the Company or any other person.

     Section 2.2. Minimum Hold Requirement. Each Continuing Partner agrees that for so long as such Continuing Partner is an Employee Continuing Partner such Continuing Partner shall at all times be the Sole Beneficial Owner of at least that number of Class C Covered Shares which equals 25% of the aggregate number of Class C Covered Shares beneficially owned by such Continuing Partner (including those issuable upon exercise of the put and call rights with respect to the Preferred Stock beneficially owned by such Continuing Partner) as of the closing of the transactions contemplated by the Business Amalgamation Agreement.

     Section 2.3. Overriding Provision. The provisions of this Article II are subject to an overriding condition that those provisions applicable to Continuing Partners shall be no less favorable to Continuing Partners than those applicable to Hewitt Owners. Accordingly, where a Continuing Partner would have been treated more favorably under terms applicable to Hewitt Owners generally, or under terms applicable generally to Hewitt Owners subject to conditions which the Continuing Partner also fulfills, the Continuing Partner may elect to be subject to those terms in place of those otherwise applicable to such Continuing Partner. This Section 2.3 shall not affect any allocation among the Continuing Partners individually of Covered Shares to be sold by the Continuing Partners in the organized secondary offerings referred to in Section 2.1.

     Section 2.4. Legend on Certificates; Entry of Stop Transfer Orders.

     (a) Each Continuing Partner understands and agrees that any outstanding certificate representing Covered Shares beneficially owned by a Continuing Partner may bear a legend noted conspicuously on each such certificate reading substantially as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED PLEDGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT AND STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM IS AVAILABLE AND THE COMPANY RECEIVES A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SUCH ACT AND STATE SECURITIES LAWS IS NOT REQUIRED.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A TRANSFER RESTRICTION AGREEMENT DATED AS OF JUNE 2002, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER, THE RELEVANT PROVISIONS OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST."

     (b) Each Continuing Partner agrees and consents to the entry of stop transfer orders against the transfer of Covered Shares subject to Transfer Restrictions except in compliance with this Agreement.

                                  ARTICLE III

                         OTHER AGREEMENTS OF THE PARTIES

     Section 3.1. Expenses. Each Continuing Partner shall be responsible for all expenses of such Continuing Partner incurred in connection with the compliance by such Continuing Partner with his obligations under this Agreement, including expenses incurred by the Company in enforcing the provisions of this Agreement relating to such obligations.

     Section 3.2. Rule 144. The Company undertakes to cooperate with the Continuing Partners to facilitate sales under Rule 144 of the Securities Act of 1933.

     Section 3.3. Adjustment upon Changes in Capitalization; Adjustments upon Changes of Control; Representatives, Successors and Assigns.

     (a) In the event of any change in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, spin-offs, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term "Covered Shares" shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Covered Shares.

     (b) In the event of any business combination, restructuring, recapitalization or other extraordinary transaction involving the Company, its Subsidiaries or any of their respective securities or assets as a result of which the Continuing Partners shall hold voting securities of a person other than the Company, the Continuing Partners agree that this Agreement shall also continue in full force and effect with respect to such voting securities of such other person formerly representing or distributed in respect of Covered Shares of the Company, and the terms "Covered Shares", "Common Stock" and "Company," shall refer to such voting securities formerly representing or distributed in respect of Covered Shares of the Company and such person, respectively.

     (c) This Agreement shall be binding upon and inure to the benefit of the respective legatees, legal representatives, successors and assigns of the Continuing Partners (and the Company in the event of a transaction described in Section 3.2(b) hereof); provided, however, that a Continuing Partner may not assign this Agreement or any of his rights or obligations hereunder without the prior written consent of the Company, and any assignment without such consent by a Continuing Partner shall be void; and provided further that no assignment of this Agreement by the Company or to a successor of the Company (by operation of law or otherwise) shall be valid unless such assignment is made to a person which succeeds to the business of the Company substantially as an entirety.

     Section 3.4. Further Assurances. Each Continuing Partner agrees to execute such additional documents and take such further action as may be reasonably necessary to effect the provisions of this Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.1. Term of the Agreement. This Agreement shall remain in full force and effect with respect to each Continuing Partner until the later of (i) the expiration of the period described in Section 2.1(a) and (ii) the termination of the Continuing Partner's employment by the Company or a Subsidiary.

     Section 4.2. Amendment. The provisions of this Agreement may be amended only with the written consent of the Company and the holders of a majority of the Covered Shares.

     Section 4.3. Waivers.

     (a) The Company may, without the consent of any other person, waive the Transfer Restrictions and the other provisions of this Agreement, including without limitation, to permit: (A) Continuing Partners to participate as sellers in underwritten public offerings of, and stock repurchase programs and tender offers by the Company for, Common Stock; (B) Transfers of Covered Shares to organizations described in Section 501(c)(3) of the Code, including gifts to "private foundations" subject to the requirements of Section 509 of the Code; and (C) particular Continuing Partners or all Continuing Partners to Transfer Covered Shares in particular situations (such as Transfers to family members, partnerships or trusts), but not generally. Each waiver shall be effective only in the specific instance and for the specific purpose for which given and the Company shall not be obligated to grant a similar waiver to any other person.

     (b) In connection with any waiver granted under this Agreement, the Company may impose such conditions as they determine on the granting of such waivers.

     (c) The failure of the Company at any time or times to require performance of any provision of this Agreement shall in no manner affect the rights at a later time to enforce the same. No waiver by the Company of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.

     Section 4.4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     Section 4.5. Relationship of Parties. The terms of this Agreement are intended not to create a separate entity for income tax purposes, and nothing in this Agreement shall be read to create any partnership, joint venture or separate entity among the parties or to create any trust or other fiduciary relationship between them.

     Section 4.6. Notices. Any communication, demand or notice to be given hereunder will be duly given (and shall be deemed to be received) when delivered in writing by hand or first class mail or by telecopy to a party at its address as follows: If to a Continuing Partner, to the address of such Continuing Partner then in the records of the Company; If to the Company, to 100 Half Day Road, Lincolnshire, Illinois 60069, Attention: General Counsel. Any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by telecopy.

     Section 4.7. Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     Section 4.8. No Third-Party Rights. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     Section 4.9. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

     Section 4.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

                                      * * *

     IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Agreement as of the dates indicated.

HEWITT ASSOCIATES, INC.

By:________________________________________
Printed Name:______________________________
Title:_____________________________________


Executed as a deed by PETER MORGAN on his own behalf   )
and as attorney for                                    )
M.J. JONES, M.A. POMERY,                               )  ...................
G.R. FARREN, R.D. MOORE,
A.R. HEWITT, D.P. HAGER,
R.J. CHAPMAN, P.R.C. JOWETT,
K.R. WESBROOM,
M.G.J. GANNON, R.S. PARKIN,
K.BARTON, L.S. PARSONAGE,
R.J. WHITELAM, R.L.M. ARNOLD,
N.D. FITZPATRICK, A.H. PHILLIPS,
I.EDWARDS, P.M. WEBSTER,
A.S. CAIRNS, M.A. EVANS,
A.M. JUDES, R.A. BLOCK,
R.K. MULCAHY, R.D. SENIOR,
S.A. ST LEGER-HARRIS,
A.R. ASHTON, P.E. COOK,
A.D. COX, R.R. HANSFORD,
R.A. MEEK, A.J. CORVESOR,
L.D. JAGGER, C.G. NORDEN,
K.E. ROSENBERG, A. MCKINNON,
B.K. WILSON, S. BRIDGELAND,
J.E. M. CURTIS, K.D. LELLIOTT,
J.M. LOWES, A. PAYNE,
R.H. DAVIES, M.A. JONES,
S.L. KENYON, J.C. OLIVER,
T.D.A. REAY, A.J. STADDON,
A.H. TUNNINGLEY
THE BACON & WOODROW EMPLOYEE TRUST

in the presence of:

Witness' signature                    :

Witness' name              :

Occupation                 :

Address                    :

                                     ANNEX A

                      The Continuing Partners
                      -----------------------

                      Part A - The Original Continuing Partners
                               --------------------------------

                      Robert Lenox Michael Arnold
                      Anthony Richard Ashton
                      Keith Barton
                      Richard Allen Block
                      Anthony Stephen Cairns
                      Richard John Chapman
                      Paula Elizabeth Cook
                      Andrew James Corvesor
                      Andrew Darrell Cox
                      Ian Edwards
                      Morfydd Ann Evans
                      Graham Richard Farren
                      Nicholas David Fitzpatrick
                      Michael Gerard Joseph Gannon
                      David Paul Hager
                      Rebecca Ruth Hansford
                      Anthony Richard Hewitt
                      Lee David Jagger
                      Michael John Jones
                      Philip Robert Corrie Jowett
                      Alan Marc Judes
                      Andrew Stephen McKinnon
                      Robert Anthony Meek
                      Richard Dalzell Moore
                      Peter Jerome Morgan
                      Richard Kenneth Mulcahy
                      Christopher Geoffrey Norden
                      Roger Stephen Parkin
                      Linda Susan Parsonage
                      Alan Harry Phillips
                      Michael Alan Pomery
                      Kerrin Edward Rosenberg
                      Robert Douglas Senior
                      Simon Abbott St. Leger-Harris
                      Penelope Mary Webster
                      Kevin Richard Wesbroom
                      Richard John Whitelam

                           Part B - The 2002 Partners
                                    -----------------

                             Sally Bridgeland
                             Jane Elizabeth Mary Curtis
                             Keith David Lelliott
                             John Martin Lowes
                             Andrew Payne
                             Brian Kenneth Wilson
                             John Charles Oliver
                             Mark Adam Jones
                             Sara Lousie Kenyon
                             Robert Huw Davies
                             Andrew James Tunningley
                             Timothy David Alan Reay
                             Andrew James Staddon
                             The Bacon & Woodrow Employee Trust

                                      -2-